May 24, 1999

Mr. Amar Bahadoorsingh
iLink Telecom Inc.
Suite 1170 666 Burrard Street
Vancouver, B.C.  V6C 2X8

RE:  Telephony Experts' Talking NT Enterprise SQL with DM3 Quotation

Dear Amar:

Randall Walrond has forwarded us information concerning your immediate needs for a two node Talking NT Enterprise SQL network. Below, we have detailed the necessary components in order to make up the network and have applied very favorable pricing based on the synergy we wish to create with you.

 In return for the deeply discounted price level, we request that Telephony Experts and iLink Telecom participate in a joint press release discussing the network configuration, technology used and our working relationship. We would also like to highlight iLink in our Customer Spotlight section of the Telephony Experts web site, and request a link from your site listing us as your technology partner. Telephony Experts also requests access to the network for demonstration purposes (time available to be determined).

Talking NT Enterprise SQL 72 Port Software License with Dialogic Hardware

                       Description                                                Quantity
   ------------------------------------------------------- ----------------------------------------------------------
    Dialogic D240SC-2T1 (supports one inbound and one                                     1
                      outbound T-1)
   ------------------------------------------------------- ----------------------------------------------------------
   DM/IPZ431A-T1 24 Port Board (supports 24 channels of                                   1
                      Voice over IP)
  ------------------------------------------------------- ----------------------------------------------------------
   Talking NT Enterprise SQL 72 Port License (Debit Card)                                 1
   ------------------------------------------------------- ----------------------------------------------------------
                Talking NT Enterprise SQL                                                 1
   ------------------------------------------------------- ----------------------------------------------------------
         Total list price (not including shipping                                $47,439.00
                         charges)
   ------------------------------------------------------- ----------------------------------------------------------
          iLink Telecom discounted Pricing (not                                  $29,755.00
               including shipping charges)                                       (per node)
  ------------------------------------------------------- ----------------------------------------------------------

Please advise us of your time line so that the necessary Dialogic hardware can be ordered. Dialogic does experience random delays and back orders from time to time. We look forward to being your technology partner and appreciate the opportunity.

Sincerely,


Chris Heim